                    WANG LABORATORIES, INC. AND SUBSIDIARIES
        EXHIBIT 12.1 - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (Dollars in millions except ratios)




                                                 Year              Year              Year          Nine months
                                            ended June 30,    ended June 30,    ended June 30,    ended June 30,
                                                 1997              1996              1995              1994
                                            --------------    --------------    --------------    --------------
FIXED CHARGES
   Interest expense                            $  10.9           $   5.1           $   3.7           $   3.5
   Portion of rent expense
      representative of interest                   9.4               9.4               5.9               5.6
                                               -------           -------           -------           -------
                                                  20.3              14.5               9.6               9.1

   Preferred dividend requirement                 23.5              37.7              14.5               8.7
                                               -------           -------           -------           -------
Combined fixed charges and
     preferred dividend                        $  43.8           $  52.2           $  24.1           $  17.8
                                               =======           =======           =======           =======
EARNINGS
   Income (loss) from continuing
      operations before income
      taxes, discontinued operations,
      fresh-start reporting adjustment
      and extraordinary item                   ($ 22.3)(1)       $  94.9(2)        $   6.9(3)        $  18.4

   Fixed charges per above                        20.3              14.5               9.6               9.1
                                               -------           -------           -------           -------
                                               ($  2.0)          $ 109.4           $  16.5           $  27.5
                                               =======           =======           =======           =======
Ratio of earnings to combined
   fixed charges and preferred dividends            --               2.1                --               1.5
                                               =======           =======           =======           =======
 Coverage deficiency                           $ (45.8)               --           $  (7.6)               --
                                               =======           =======           =======           =======

                                                        Predecessor Company
                                            -------------------------------------
                                               Three months             Year
                                            ended September 30,    ended June 30,
                                                    1993                1993
                                            -------------------    --------------
FIXED CHARGES
   Interest expense                               $   1.2             $  15.0
   Portion of rent expense
      representative of interest                      2.7                 9.7
                                                  -------             -------
                                                      3.9                24.7

   Preferred dividend requirement                      --                  --
                                                  -------             -------
Combined fixed charges and
     preferred dividend                           $   3.9             $  24.7
                                                  =======             =======
EARNINGS
   Income (loss) from continuing
      operations before income
      taxes, discontinued operations,
      fresh-start reporting adjustment
      and extraordinary item                      ($  8.5)            ($197.2)

   Fixed charges per above                            3.9                24.7
                                                  -------             -------
                                                  ($  4.6)            ($172.5)
                                                  =======             =======
Ratio of earnings to combined
   fixed charges and preferred dividends               --                  --
                                                  =======             =======
 Coverage deficiency                              $  (8.5)            $(197.2)
                                                  =======             =======

(1) Includes $36.3 million of acquisition-related, restructuring and Chapter 11-related charges

(2) Includes $1.1 million of acquisition-related, restructuring and Chapter 11-related credits

(3) Includes $62.1 million of acquisition-related, restructuring and Chapter 11-related charges